QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on September 21, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREENVILLE FIRST BANCSHARES, INC.
(Name of small business issuer in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	58-2459561 (I.R.S. Employer Identification No.)

112 Haywood Road, Greenville, South Carolina 29607
864-679-9000
(Address and telephone number of principal executive offices)

R. Arthur Seaver, Jr.
President
112 Haywood Road
Greenville, South Carolina 29607
864-679-9000
(Name, address, and telephone number of agent for service)

Copies of all communications to:

Neil E. Grayson, Esq.
Jason R. Wolfersberger, Esq.
Nelson Mullins Riley & Scarborough LLP
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, South Carolina 29601
Telephone: (864) 250-2235
Fax: (864) 232-2359	Frank M. Conner III, Esq. Randolph A. Moore III, Esq. Alston & Bird LLP 601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, DC 20004-2601 Telephone: (202) 756-3300 Fax: (202) 756-3333

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-118267

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	57,500	$17.875	$1,027,813	$131

(1)
Includes 7,500 shares that the underwriter has the option to purchase to cover over-allotments, if any.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form SB-2 is being filed by Greenville First Bancshares, Inc. pursuant to Rule 462(b) under the Securities Act of 1933. Greenville First hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form SB-2 (File No. 333-118267) declared effective on September 21, 2004 by the Securities and Exchange Commission, including each of the documents filed with the Commission therein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits

        All exhibits filed with the Registration Statement (File No. 333-118267) are incorporated by reference into and shall be deemed a part of this Registration Statement, except the following, which are filed with this registration statement:

5.1.	Opinion of Nelson Mullins Riley & Scarborough, LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Nelson Mullins Riley & Scarborough, LLP (appears in its opinion filed as Exhibit 5.1)

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Greenville, State of South Carolina, on September 22, 2004.

GREENVILLE FIRST BANCSHARES, INC.
By:	/s/ R. ARTHUR SEAVER, JR. R. Arthur Seaver, Jr. President and Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAMES M. AUSTIN, III James M. Austin, III	Chief Financial Officer and Executive Vice President	September 22, 2004
* Andrew B. Cajka	Director	September 22, 2004
* Mark A. Cothran	Director	September 22, 2004
* Leighton M. Cubbage	Director	September 22, 2004
* Anne S. Ellefson	Director	September 22, 2004
* David G. Ellison	Director	September 22, 2004
* Frederick Gilmer, Jr.	Senior Vice President, Secretary, and Director	September 22, 2004
* Tecumseh Hooper, Jr.	Director	September 22, 2004
* Rudolph G. Johnston, III, M.D.	Director	September 22, 2004
* Keith J. Marrero	Director	September 22, 2004
* James B. Orders, III	Director	September 22, 2004
/s/ R. ARTHUR SEAVER, JR. R. Arthur Seaver, Jr.	Chief Executive Officer, President, and Director	September 22, 2004
* William B. Sturgis	Director	September 22, 2004
*By:	/s/ R. ARTHUR SEAVER, JR.
as attorney-in-fact pursuant to power of attorney set forth in the registration statement filed on August 16, 2004, as amended (SEC File No. 333-118267)

Exhibit Index

5.1.	Opinion of Nelson Mullins Riley & Scarborough, LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Nelson Mullins Riley & Scarborough, LLP (appears in its opinion filed as Exhibit 5.1)

QuickLinks

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 27. Exhibits
SIGNATURES
Exhibit Index